May 1, 2007



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

RE:  Aquacell Technologies, Inc.

Ladies and Gentlemen:

We have read the statements of Aquacell Technologies, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K dated April 30, 2007 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                     Very truly yours,

                                 /s/ WOLINETZ, LAFAZAN & COMPANY, CPA'S, P.C.

                                     WOLINETZ, LAFAZAN & COMPANY, CPA'S, P.C.